UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 25, 2013

SAN LOTUS HOLDING INC.
(Exact name of registrant as specified in its charter)

Nevada	333-176694	45-2960145
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

3F B302C, No. 185 Kewang Road
Longtan Township, Taoyuan County 325 Taiwan (R.O.C.)
	(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	+866-3-4072339

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement.

On February 25, 2013, we entered into a loan conversion agreement (the “Loan Agreement”) with USA XO Tours Inc., a California company (“USA XO”). Under the terms of the Loan Agreement, we have advanced USA XO $100,000 (the “Loan”) and will have the right to convert the Loan into an equal number of shares of USA XO’s common stock upon completion of an audit of USA XO, which will enable us to determine the proper per share valuation of USA XO. In the event USA XO is unable to complete the audit in a timely manner, under the terms of the Loan Agreement, USA XO will be required to repay the loan in cash.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are being filed herewith:

Exhibit	Description

10.1	Loan Conversion Agreement, dated February 25, 2013, between San Lotus Holding Inc. and USA XO Tours Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAN LOTUS HOLDING INC.

Dated: February 28, 2013	By:	/s/ Chen Tseng Chih Ying
Chen Tseng Chih Ying Chief Executive Officer and Director (Principal Executive Officer)

EXHIBIT INDEX

Exhibit	Description

10.1	Loan Conversion Agreement, dated February 25, 2013, between San Lotus Holding Inc. and USA XO Tours Inc.